N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	July 21, 2025

ELS REPORTS SECOND QUARTER RESULTS
Continued Strong Performance

CHICAGO, IL – July 21, 2025 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and six months ended June 30, 2025. All per share results are reported on a fully diluted basis unless otherwise noted.

FINANCIAL RESULTS
($ in millions, except per share data)	Quarters Ended June 30,
	2025	2024	$ Change	% Change (1)
Net Income per Common Share	$0.42	$0.42	$—	(0.7)%
Funds from Operations (“FFO”) per Common Share and OP Unit	$0.69	$0.69	$—	0.3%
Normalized Funds from Operations (“Normalized FFO”) per Common Share and OP Unit	$0.69	$0.66	$0.03	4.7%

	Six Months Ended June 30,
	2025	2024	$ Change	% Change (1)
Net Income per Common Share	$0.99	$1.01	$(0.02)	(2.0)%
FFO per Common Share and OP Unit	$1.52	$1.55	$(0.03)	(1.4)%
Normalized FFO per Common Share and OP Unit	$1.52	$1.44	$0.08	5.7%
_____________________
1.Calculations prepared using actual results without rounding.
Operations Update
Normalized FFO per Common Share and OP Unit for the quarter ended June 30, 2025 was $0.69, representing a 4.7% increase compared to the same period in 2024, performing at the midpoint of our previous guidance range of $0.66 to $0.72. Normalized FFO for the six months ended June 30, 2025 was $1.52 per Common Share and OP Unit, representing a 5.7% increase compared to the same period in 2024, performing at the midpoint of our previous guidance. Core property operating revenues increased 3.5%, Core property operating expenses were flat and Core income from property operations, excluding property management, increased 6.4% for the quarter ended June 30, 2025, each as compared to the same period in 2024. For the six months ended June 30, 2025, Core property operating revenues increased 3.2%, Core property expense increased 0.7% and Core income from property operations, excluding property management, increased 5.0%, each as compared to the same period in 2024.
MH
Core MH base rental income for the quarter ended June 30, 2025 increased 5.5% compared to the same period in 2024. We sold 116 new homes during the quarter ended June 30, 2025. Core MH base rental income for the six months ended June 30, 2025 increased 5.5% compared to the same period in 2024. We sold 233 new homes during the six months ended June 30, 2025.

i

RV and Marina
Core RV and marina base rental income for the quarter ended June 30, 2025 increased 0.7% compared to the same period in 2024. Core RV and marina annual base rental income increased 3.7% for the quarter ended June 30, 2025 compared to the same period in 2024. Core RV and marina base rental income for the six months ended June 30, 2025 increased 0.4% compared to the same period in 2024. Core RV and marina annual base rental income increased 3.9% for the six months ended June 30, 2025 compared to the same period in 2024.
Property Operating Expenses
Core property operating expenses, excluding property management, for the quarter ended June 30, 2025 were flat compared to the same period in 2024 and lower compared to the previous guidance. For the six months ended June 30, 2025, Core property operating expenses, excluding property management, increased 0.7% compared to the same period in 2024.
Balance Sheet Activity
During the quarter, we entered into a $240.0 million unsecured term loan agreement (the “Term Loan”) and drew $150.0 million and $90.0 million in May 2025 and July 2025, respectively. The Term Loan bears interest at a rate of SOFR plus 1.20% and matures on May 15, 2030. We also repaid $86.9 million of principal on eight mortgage loans which had a weighted average interest rate of 3.45% per annum and were secured by four RV communities and four MH communities. The payment represents all debt maturing in 2025. In July 2025, we repaid $90.0 million on amounts outstanding on our line of credit.

In connection with the Term Loan, we entered into six swap agreements (the “2025 Swaps”) with an aggregate notional value of $240.0 million and a weighted average fixed interest rate of 4.74% per annum. The 2025 Swaps mature on May 15, 2030.

ii

Guidance Update (1)

($ in millions, except per share data)			2025
			Third Quarter	Full Year
Net Income per Common Share			$0.46 to $0.52	$1.94 to $2.04
FFO per Common Share and OP Unit			$0.72 to $0.78	$3.01 to $3.11
Normalized FFO per Common Share and OP Unit			$0.72 to $0.78	$3.01 to $3.11

	2024 Actual		2025 Growth Rates
Core Portfolio:	Third Quarter	Full Year	Third Quarter	Full Year
MH base rental income	$178.1	$709.4	5.0% to 5.6%	4.9% to 5.9%
RV and marina base rental income (2)	$111.2	$426.9	-0.1% to 0.5%	0.6% to 1.6%
Property operating revenues	$347.9	$1,361.8	2.8% to 3.4%	2.8% to 3.8%
Property operating expenses, excluding property management	$154.3	$577.6	0.6% to 1.2%	0.7% to 1.7%
Income from property operations, excluding property management	$193.6	$784.2	4.6% to 5.2%	4.5% to 5.5%

Non-Core Portfolio:			2025 Full Year
Income from property operations, excluding property management			$7.6 to $11.6

Other Guidance Assumptions:			2025 Full Year
Property management and general administrative			$115.8 to $121.8
Other income and expenses			$26.5 to $32.5
Debt assumptions:
Weighted average debt outstanding			$3,170 to $3,370
Interest and related amortization			$129.0 to $135.0
______________________
1.    Third quarter and full year 2025 guidance represent management’s estimate of a range of possible outcomes. The midpoint of the ranges reflect management’s estimate of the most likely outcome based on our current view of existing market conditions and assumptions. Actual results could vary materially from management’s estimates if any of our assumptions are incorrect. See Forward-Looking Statements in this press release for factors impacting our 2025 guidance assumptions. See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of FFO and Normalized FFO and a reconciliation of Net income per Common Share - Fully Diluted to each of FFO per Common Share and OP Unit - Fully Diluted and Normalized FFO per Common Share and OP Unit - Fully Diluted.
2.    Core RV and marina annual revenue represents approximately 70.8% and 72.6% of third quarter 2025 and full year 2025 RV and marina base rental income guidance, respectively. Core RV and marina annual revenue third quarter 2025 growth rate range is 4.0% to 4.6% and the full year 2025 growth rate range is 3.8% to 4.8%.

iii

About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of July 21, 2025, we own or have an interest in 455 properties in 35 states and British Columbia consisting of 173,340 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live audio webcast of our conference call discussing these results will take place tomorrow, Tuesday, July 22, 2025, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “estimate,” “guidance,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. Forward-looking statements, including our guidance concerning Net Income, FFO and Normalized FFO per share data, and certain growth rates, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment, including the impact of changes in tariffs, as well as costs associated with supply chain disruptions; (ix) changes in debt service and interest rates; (x) our ability to integrate and operate recent acquisitions in accordance with our estimates; (xi) our ability to execute expansion/development opportunities in the face of changes impacting the supply chain or labor markets; (xii) completion of pending transactions in their entirety and on assumed schedule; (xiii) our ability to attract and retain property employees, particularly seasonal employees; (xiv) ongoing legal matters and related fees; (xv) costs to clean up and restore property operations and potential revenue losses following storms or other unplanned events; and (xvi) the potential impact of material weaknesses, if any, in our internal control over financial reporting. For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” and “Forward-Looking Statements” sections in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

iv

Supplemental Financial Information

Financial Highlights (1)(2)

(In millions, except Common Shares and OP Units outstanding and per share and ratio data, unaudited)

	As of and for the Quarters Ended
	June 30, 2025	Mar 31, 2025	Dec 31, 2024	Sep 30, 2024	June 30, 2024
Operating Information
Total revenues	$376.9	$387.3	$372.3	$387.3	$380.0
Consolidated net income	$83.5	$114.4	$100.6	$86.9	$82.1
Net income available for Common Stockholders	$79.7	$109.2	$96.0	$82.8	$78.3
Adjusted EBITDAre	$170.0	$197.6	$182.8	$176.8	$164.3
FFO available for Common Stock and OP Unit holders	$138.3	$166.7	$153.0	$140.9	$134.7
Normalized FFO available for Common Stock and OP Unit holders	$137.7	$166.7	$151.2	$140.5	$128.5
Funds Available for Distribution (“FAD”) for Common Stock and OP Unit holders	$115.2	$150.5	$122.6	$120.7	$108.3

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	200,272	200,248	200,160	195,617	195,621
Weighted average Common Shares and OP Units outstanding - Fully Diluted	200,095	200,074	200,021	195,510	195,465
Net income per Common Share - Fully Diluted (3)	$0.42	$0.57	$0.50	$0.44	$0.42
FFO per Common Share and OP Unit - Fully Diluted	$0.69	$0.83	$0.76	$0.72	$0.69
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.69	$0.83	$0.76	$0.72	$0.66
Dividends per Common Share	$0.5150	$0.5150	$0.4775	$0.4775	$0.4775

Balance Sheet
Total assets	$5,721	$5,642	$5,646	$5,644	$5,645
Total liabilities	$3,908	$3,809	$3,822	$4,149	$4,135

Market Capitalization
Total debt (4)	$3,273	$3,199	$3,230	$3,502	$3,499
Total market capitalization (5)	$15,624	$16,556	$16,561	$17,457	$16,240

Ratios
Total debt / total market capitalization	20.9%	19.3%	19.5%	20.1%	21.5%
Total debt / Adjusted EBITDAre (6)	4.5	4.4	4.5	5.0	5.1
Interest coverage (7)	5.6	5.4	5.2	5.1	5.1
Fixed charges (8)	5.5	5.3	5.2	5.0	5.1

______________________
1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of fixed charges, FFO, Normalized FFO, FAD, Income from property operations excluding property management, EBITDAre, Adjusted EBITDAre, and a reconciliation of Consolidated net income to Income from property operations.
2.See page 6 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $26.0 million as of June 30, 2025.
5.See page 14 for the calculation of market capitalization as of June 30, 2025.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.Calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

2Q 2025 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Investment in real estate:
Land	$2,088,606	$2,088,682
Land improvements	4,680,281	4,582,815
Buildings and other depreciable property	1,259,620	1,244,193
	8,028,507	7,915,690
Accumulated depreciation	(2,737,656)	(2,639,538)
Net investment in real estate	5,290,851	5,276,152
Cash and restricted cash	33,008	24,576
Notes receivable, net	100,269	50,726
Investment in unconsolidated joint ventures	88,372	83,772
Deferred commission expense	57,847	56,516
Other assets, net	150,536	153,910
Total Assets	$5,720,883	$5,645,652

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,810,199	$2,928,292
Term loans, net	347,046	199,344
Unsecured line of credit	90,000	77,000
Accounts payable and other liabilities	170,829	159,225
Deferred membership revenue	228,075	229,301
Accrued interest payable	10,636	10,679
Rents and other customer payments received in advance and security deposits	148,006	122,448
Distributions payable	103,140	95,577
Total Liabilities	$3,907,931	$3,821,866
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of June 30, 2025 and December 31, 2024; none issued and outstanding.	—	—
Common stock, $0.01 par value, 600,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 191,211,213 and 191,056,527 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.	1,962	1,962
Paid-in capital	1,953,854	1,951,430
Distributions in excess of accumulated earnings	(222,992)	(214,979)
Accumulated other comprehensive income/(loss)	(2,010)	2,303
Total Stockholders’ Equity	1,730,814	1,740,716
Non-controlling interests – Common OP Units	82,138	83,070
Total Equity	1,812,952	1,823,786
Total Liabilities and Equity	$5,720,883	$5,645,652

2Q 2025 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Consolidated Statements of Income

(In thousands, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Rental income	$313,287	$300,788	$640,493	$617,386
Annual membership subscriptions	16,902	16,369	33,244	32,584
Membership upgrade revenue	3,120	4,050	6,172	7,997
Other income	16,473	16,197	32,028	31,746
Gross revenues from home sales, brokered resales and ancillary services	22,798	37,565	43,721	67,618
Interest income	2,202	2,420	4,440	4,588
Income from other investments, net	2,084	2,630	4,102	4,668
Total revenues	376,866	380,019	764,200	766,587

Expenses:
Property operating and maintenance	127,845	126,105	246,411	240,888
Real estate taxes	21,845	20,099	43,488	40,886
Membership sales and marketing	4,062	6,126	7,993	11,423
Property management	20,723	19,436	41,153	39,146
Depreciation and amortization	52,649	51,344	103,591	102,452
Cost of home sales, brokered resales and ancillary services	16,476	27,650	30,168	49,617
Home selling expenses and ancillary operating expenses	6,988	7,472	13,156	13,619
General and administrative	10,455	8,985	19,694	20,974
Casualty-related charges/(recoveries), net (1)	(541)	(6,170)	(324)	(21,013)
Other expense (2)	(59)	1,387	1,819	2,479
Interest and related amortization	32,200	36,037	63,336	69,580
Total expenses	292,643	298,471	570,485	570,051
Income before other items	84,223	81,548	193,715	196,536
Gain/(Loss) on sale of real estate and impairment, net	(683)	—	(683)	—
Equity in income of unconsolidated joint ventures	(47)	579	4,854	862
Consolidated net income	83,493	82,127	197,886	197,398

Income allocated to non-controlling interests – Common OP Units	(3,777)	(3,822)	(8,978)	(9,188)
Redeemable perpetual preferred stock dividends	(8)	(8)	(8)	(8)
Net income available for Common Stockholders	$79,708	$78,297	$188,900	$188,202

_____________________
1.Casualty-related charges/(recoveries), net for the quarter ended June 30, 2025 includes debris removal and cleanup costs related to hurricane events of $0.3 million and insurance recovery revenue of $0.8 million, including $0.6 million for reimbursement of capital expenditures. Casualty-related charges/(recoveries), net for the six months ended June 30, 2025 includes debris removal and cleanup costs related to hurricane events of $1.1 million and insurance recovery revenue of $1.5 million, including $0.6 million for reimbursement of capital expenditures.
2.Prior period amounts have been reclassified to conform to the current period presentation.

2Q 2025 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain Non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these Non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of Non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 6 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 16-19.

2Q 2025 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures (1)

(In millions, except per share data, unaudited)

Quarter Ended
June 30, 2025
Income from property operations, excluding property management - Core (2)	$193.5
Income from property operations, excluding property management - Non-Core (2)	2.5
Property management and general and administrative	(31.2)
Other income and expenses	5.0
Interest and related amortization	(32.2)
Normalized FFO available for Common Stock and OP Unit holders (3)	$137.7
Insurance proceeds due to catastrophic weather events, net	0.6
FFO available for Common Stock and OP Unit holders (3)	$138.3

FFO per Common Share and OP Unit	$0.69
Normalized FFO per Common Share and OP Unit	$0.69

Normalized FFO available for Common Stock and OP Unit holders	$137.7
Non-revenue producing improvements to real estate	(22.5)
FAD for Common Stock and OP Unit holders (3)	$115.2

Weighted average Common Shares and OP Units - Fully Diluted	200.1

______________________
1.See page 6 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
2.See pages 8-9 for details of the Core Income from Property Operations, excluding property management. See page 10 for details of the Non-Core Income from Property Operations, excluding property management.
3.Amounts may not foot due to rounding.

2Q 2025 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income available for Common Stockholders	$79,708	$78,297	$188,900	$188,202
Income allocated to non-controlling interests – Common OP Units	3,777	3,822	8,978	9,188
Depreciation and amortization	52,649	51,344	103,591	102,452
Depreciation on unconsolidated joint ventures	1,466	1,200	2,797	2,251
(Gain)/Loss on sale of real estate and impairment, net	683	—	683	—
FFO available for Common Stock and OP Unit holders	138,283	134,663	304,949	302,093
Deferred income tax benefit	—	—	—	(239)
Transaction/pursuit costs and other	—	—	—	383
Insurance proceeds due to catastrophic weather events, net	(593)	(6,170)	(593)	(21,013)
Normalized FFO available for Common Stock and OP Unit holders	137,690	128,493	304,356	281,224
Non-revenue producing improvements to real estate	(22,460)	(20,220)	(38,598)	(36,042)
FAD for Common Stock and OP Unit holders	$115,230	$108,273	$265,758	$245,182

Net income per Common Share - Basic	$0.42	$0.42	$0.99	$1.01
Net income per Common Share - Fully Diluted (1)	$0.42	$0.42	$0.99	$1.01

FFO per Common Share and OP Unit - Basic	$0.69	$0.69	$1.52	$1.55
FFO per Common Share and OP Unit - Fully Diluted	$0.69	$0.69	$1.52	$1.55

Normalized FFO per Common Share and OP Unit - Basic	$0.69	$0.66	$1.52	$1.44
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.69	$0.66	$1.52	$1.44

Weighted average Common Shares outstanding - Basic	190,992	186,318	190,958	186,303
Weighted average Common Shares and OP Units outstanding - Basic	200,060	195,423	200,044	195,408
Weighted average Common Shares and OP Units outstanding - Fully Diluted	200,095	195,465	200,084	195,505

____________________
1.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.

2Q 2025 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
MH base rental income (2)	$186.4	$176.7	$371.1	$351.8
Rental home income (2)	3.5	3.4	6.9	6.9
RV and marina base rental income (2)	106.1	103.4	227.7	223.5
Annual membership subscriptions	16.9	16.4	33.2	32.6
Membership upgrade revenue	3.1	4.1	6.2	8.0
Utility and other income (2)(3)	35.4	34.6	70.0	69.5
Property operating revenues	351.4	338.6	715.1	692.3

Property operating, maintenance and real estate taxes (2)	151.3	147.4	293.1	284.4
Membership sales and marketing	4.1	6.1	8.0	11.4
Property operating expenses, excluding property management (1)	155.4	153.5	301.1	295.8
Income from property operations, excluding property management (1)	$196.0	$185.1	$414.0	$396.5

Manufactured home site figures and occupancy averages:
Total sites	73,220	73,006	73,220	73,007
Occupied sites	68,745	68,928	68,782	68,922
Occupancy %	93.9%	94.4%	93.9%	94.4%
Monthly base rent per site	$904	$854	$899	$851

RV and marina base rental income:
Annual	$79.8	$76.6	$158.2	$152.0
Seasonal	7.7	8.0	36.3	37.5
Transient	18.6	18.8	33.2	34.0
Total RV and marina base rental income	$106.1	$103.4	$227.7	$223.5

______________________
1.Excludes property management expenses.
2.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Statements of Income on page 3. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.
3.Includes approximately $2.2 million and $1.9 million of business interruption income from Hurricane Ian during the quarters ended June 30, 2025 and June 30, 2024, respectively, and $4.0 million and $3.8 million for the six months ended June 30, 2025 and June 30, 2024, respectively.

2Q 2025 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except occupancy figures, unaudited)

	Quarters Ended June 30,			Six Months Ended June 30,
	2025	2024	Change (2)	2025	2024	Change (2)
MH base rental income	$186.2	$176.5	5.5%	$370.7	$351.5	5.5%
Rental home income	3.5	3.4	4.6%	6.9	6.9	0.5%
RV and marina base rental income	101.6	100.8	0.7%	217.7	216.7	0.4%
Annual membership subscriptions	16.7	16.3	2.3%	32.9	32.6	1.1%
Membership upgrade revenue	3.1	4.0	(22.8)%	6.1	8.0	(23.6)%
Utility and other income	32.9	31.5	4.9%	65.3	62.5	4.4%
Property operating revenues	344.0	332.5	3.5%	699.6	678.2	3.2%

Utility expense	38.1	38.0	0.4%	77.6	76.7	1.2%
Payroll	30.9	30.9	(0.1)%	58.4	58.7	(0.5)%
Repair & maintenance	28.6	26.6	7.3%	50.9	47.5	7.1%
Insurance and other (3)	27.6	29.1	(5.1)%	55.0	55.5	(0.9)%
Real estate taxes	21.3	19.8	7.4%	42.3	40.2	5.2%
Membership sales and marketing	4.0	6.2	(33.8)%	7.9	11.4	(30.6)%
Property operating expenses, excluding property management (1)	150.5	150.6	0.0%	292.1	290.0	0.7%
Income from property operations, excluding property management (1)	$193.5	$181.9	6.4%	$407.5	$388.2	5.0%

Occupied sites (4)	68,712	68,933

_____________________
1.Excludes property management expenses.
2.Calculations prepared using actual results without rounding.
3.Includes bad debt expense for the periods presented.
4.Occupied sites are presented as of the end of the period.

2Q 2025 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (continued)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended June 30,			Six Months Ended June 30,
	2025	2024		2025	2024
Core manufactured home site figures and occupancy averages:
Total sites	72,805	72,592		72,805	72,593
Occupied sites	68,683	68,870		68,721	68,864
Occupancy %	94.3%	94.9%		94.4%	94.9%
Monthly base rent per site	$904	$854		$899	$851

	Quarters Ended June 30,			Six Months Ended June 30,
	2025	2024	Change (1)	2025	2024	Change (1)
Core RV and marina base rental income:
Annual (2)	$77.3	$74.6	3.7%	$153.7	$147.9	3.9%
Seasonal	7.2	7.7	(6.5)%	34.0	36.0	(5.6)%
Transient	17.1	18.5	(8.2)%	30.0	32.8	(8.6)%
Total Seasonal and Transient	$24.3	$26.2	(7.7)%	$64.0	$68.8	(7.0)%
Total RV and marina base rental income	$101.6	$100.8	0.7%	$217.7	$216.7	0.4%

	Quarters Ended June 30,			Six Months Ended June 30,
	2025	2024	Change (1)	2025	2024	Change (1)
Core utility information:
Income	$18.6	$17.6	5.4%	$37.4	$35.6	5.1%
Expense	38.1	38.0	0.4%	77.6	76.7	1.2%
Expense, net	$19.5	$20.4	(4.4)%	$40.2	$41.1	(2.2)%

Utility recovery rate (3)	48.8%	46.3%		48.2%	46.4%

_____________________
1.Calculations prepared using actual results without rounding.
2.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.
3.Calculated by dividing the utility income by utility expense.

2Q 2025 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Six Months Ended
	June 30, 2025	June 30, 2025
MH base rental income	$0.2	$0.4
RV and marina base rental income	4.5	10.0
Annual membership subscriptions	0.2	0.3
Utility and other income	2.4	4.7
Membership upgrade revenue	—	0.1
Property operating revenues	7.3	15.5

Property operating expenses, excluding property management (1)(2)	4.8	9.0
Income from property operations, excluding property management (1)	$2.5	$6.5

______________________
1.Excludes property management expenses.
2.Includes bad debt expense for the periods presented.

2Q 2025 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Home Sales and Rental Home Operations

(In thousands, except home sale volumes and occupied rentals, unaudited)

Home Sales - Select Data	Quarters Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Total new home sales volume	117	255	234	446
New home sales gross revenues	$9,444	$22,706	$18,873	$40,406

Total used home sales volume	85	59	142	113
Used home sales gross revenues	$761	$1,240	$1,535	$2,078

Brokered home resales volume	126	152	224	261
Brokered home resales gross revenues	$454	$649	$850	$1,221

Rental Homes - Select Data	Quarters Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Rental operations revenues (1)	$8,749	$8,597	$17,143	$17,655
Rental home operations expense (2)	1,300	1,557	2,446	2,926
Depreciation on rental homes (3)	2,878	2,492	5,123	5,060

Occupied rentals: (4)
New	1,816	1,790
Used	189	226
Total occupied rental sites	2,005	2,016

	As of June 30, 2025		As of June 30, 2024
Cost basis in rental homes: (5)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$227,739	$188,686	$227,569	$187,382
Used	10,010	6,513	11,521	7,124
Total rental homes	$237,749	$195,199	$239,090	$194,506

______________________
1.For the quarters ended June 30, 2025 and 2024, approximately $5.2 million and $5.2 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on pages 8-9. The remainder of the rental operations revenue for the quarters ended June 30, 2025 and 2024 is included in Rental home income in the Core Income from Property Operations on pages 8-9.
2.Rental home operations expense is included in Property operating, maintenance and real estate taxes in the Consolidated Income from Property Operations on page 7. Rental home operations expense is included in Insurance and other in the Core Income from Property Operations on pages 8-9.
3.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Statements of Income on page 3.
4.Includes occupied rental sites as of the end of the period in our Core portfolio.
5.Includes both occupied and unoccupied rental homes in our Core portfolio.

2Q 2025 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Total Sites

(Unaudited)

Summary of Total Sites as of June 30, 2025
Sites (1)
MH sites	73,200
RV sites:
Annual	34,000
Seasonal	11,200
Transient	18,100
Marina slips	6,900
Membership (2)	26,000
Joint Ventures (3)	3,900
Total	173,300

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Sites primarily utilized by approximately 112,500 members. Includes approximately 5,800 sites rented on an annual basis.
3.Joint ventures have approximately 2,100 MH/RV annual sites and 1,800 transient sites.

2Q 2025 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Membership Campgrounds - Select Data

	Years Ended December 31,				Six Months Ended June 30,
Campground and Membership Revenue (1) ($ in thousands, unaudited)	2021	2022	2023	2024	2025
Annual membership subscriptions	$58,251	$63,215	$65,379	$65,883	$33,244
Annual RV base rental income	$23,127	$25,945	$27,842	$29,282	$14,821
Seasonal/Transient RV base rental income	$25,562	$24,316	$20,996	$21,338	$8,440
Membership upgrade revenue	$11,191	$12,958	$14,719	$16,433	$6,172
Utility and other income	$2,735	$2,626	$2,544	$2,360	$991

Membership Count
Total Memberships (2)	125,149	128,439	121,002	113,553	112,494
Paid Membership Origination	23,923	23,237	20,758	19,539	9,320
Promotional Membership Origination	26,600	28,178	25,232	23,552	12,338
Membership Upgrade Volume (3)	4,863	4,068	3,858	4,086	2,959

Campground Metrics
Membership Campground Count	81	82	82	82	82
Membership Campground RV Site Count	25,100	25,800	26,000	26,000	26,000
Annual Site Count (4)	6,320	6,390	6,154	5,902	5,769

______________________
1.Beginning in 2025, membership upgrade product offerings include two- to four-year term subscription products with increased annual dues. The revenue associated with these subscription products is recognized as Annual membership subscriptions.
2.Members who have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
3.Upgraded memberships provide enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties.
4.Sites that have been rented by members for an entire year.

2Q 2025 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of June 30, 2025

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$2,833	86.6%
Unsecured Debt			440	13.4%
Total Debt (1)			$3,273	100.0%	20.9%

Common Shares	191,211,213	95.5%
OP Units	9,060,580	4.5%
Total Common Shares and OP Units	200,271,793	100.0%
Common Stock price at June 30, 2025	$61.67
Fair Value of Common Shares and OP Units			$12,351	100.0%
Total Equity			$12,351	100.0%	79.1%

Total Market Capitalization			$15,624		100.0%

______________________
1.    Excludes deferred financing costs of approximately $26.0 million.

2Q 2025 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of June 30, 2025
(In thousands, unaudited)

Year	Outstanding Debt	Weighted Average Interest Rate	% of Total Debt	Weighted Average Years to Maturity

Secured Debt
2025	—	—%	—%	—
2026	—	—%	—%	—
2027	—	—%	—%	—
2028	193,459	4.19%	5.91%	3.2
2029	271,157	4.92%	8.28%	4.2
2030	275,385	2.69%	8.41%	4.7
2031	237,704	2.45%	7.26%	5.9
2032	202,000	2.47%	6.17%	7.2
2033	342,424	4.83%	10.46%	8.3
2034	204,831	3.45%	6.26%	8.9
Thereafter	1,106,273	3.95%	33.81%	13.0
Total	$2,833,233	3.78%	86.56%	8.4

Unsecured Term Loans
2025	—	—%	—%	—
2026	—	—%	—%	—
2027	200,000	4.88%	6.11%	1.6
2028	—	—%	—%	—
2029	—	—%	—%	—
2030 (1)	150,000	4.76%	4.58%	4.9
Thereafter	—	—%	—%	—
Total	$350,000	4.83%	10.69%	3.0

Total Secured and Unsecured	$3,183,233	3.89%	97.25%	7.8

Line of Credit Borrowing (2)	90,000	5.68%	2.75%	—

Note Premiums and Unamortized loan costs	(25,988)

Total Debt, Net	$3,247,245	4.00% (3)	100.00%

_____________________
1.During the quarter ended June 30, 2025, we drew $150.0 million from the Term Loan. In July 2025, we drew the remaining $90.0 million.
2.The floating interest rate on the line of credit is SOFR plus 0.10% plus 1.25% to 1.65%. During the quarter ended June 30, 2025, the effective interest rate on the line of credit borrowings was 5.68%.
3.Reflects effective interest rate for the quarter ended June 30, 2025, including interest associated with the line of credit and amortization of deferred financing costs.

2Q 2025 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

The following Non-GAAP financial measures definitions do not include adjustments in respect to membership upgrade revenue: (i) FFO; (ii) Normalized FFO; (iii) EBITDAre; (iv) Adjusted EBITDAre; (v) Property operating revenues; (vi) Property operating expenses, excluding property management; and (vii) Income from property operations, excluding property management.
FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties, defeasance costs, transaction/pursuit costs and other, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our normal operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING PROPERTY MANAGEMENT. We define Income from property operations, excluding property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, membership sales and marketing expenses, excluding property management expenses. Property management represents the expenses associated with indirect costs such as off-site payroll and certain administrative and professional expenses. We believe exclusion of property management expenses is helpful to investors and analysts as a measure of the operating results of our properties, excluding items that are not directly related to the operation of the properties. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

2Q 2025 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2025	2024	2025	2024
Net income available for Common Stockholders	$79,708	$78,297	$188,900	$188,202
Redeemable perpetual preferred stock dividends	8	8	8	8
Income allocated to non-controlling interests – Common OP Units	3,777	3,822	8,978	9,188
Consolidated net income	83,493	82,127	197,886	197,398
Equity in income of unconsolidated joint ventures	47	(579)	(4,854)	(862)
(Gain)/Loss on sale of real estate and impairment, net	683	—	683	—
Gross revenues from home sales, brokered resales and ancillary services	(22,798)	(37,565)	(43,721)	(67,618)
Interest income	(2,202)	(2,420)	(4,440)	(4,588)
Income from other investments, net	(2,084)	(2,630)	(4,102)	(4,668)
Property management	20,723	19,436	41,153	39,146
Depreciation and amortization	52,649	51,344	103,591	102,452
Cost of home sales, brokered resales and ancillary services	16,476	27,650	30,168	49,617
Home selling expenses and ancillary operating expenses	6,988	7,472	13,156	13,619
General and administrative	10,455	8,985	19,694	20,974
Casualty-related charges/(recoveries), net (1)	(541)	(6,170)	(324)	(21,013)
Other expenses (2)	(59)	1,387	1,819	2,479
Interest and related amortization	32,200	36,037	63,336	69,580
Income from property operations, excluding property management	196,030	185,074	414,045	396,516
Property management	(20,723)	(19,436)	(41,153)	(39,146)
Income from property operations	$175,307	$165,638	$372,892	$357,370

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other, and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.

____________________
1.Casualty-related charges/(recoveries), net for the quarter ended June 30, 2025 includes debris removal and cleanup costs related to hurricane events of $0.3 million and insurance recovery revenue of $0.8 million, including $0.6 million for reimbursement of capital expenditures. Casualty-related charges/(recoveries), net for the six months ended June 30, 2025 includes debris removal and cleanup costs related to hurricane events of $1.1 million and insurance recovery revenue of $1.5 million, including $0.6 million for reimbursement of capital expenditures.
2.Prior period amounts have been reclassified to conform to the current period presentation.

2Q 2025 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended June 30,		Six Months Ended June 30,
(amounts in thousands)	2025	2024	2025	2024
Consolidated net income	$83,493	$82,127	$197,886	$197,398
Interest income	(2,202)	(2,420)	(4,440)	(4,588)
Real estate depreciation and amortization	52,649	51,344	103,591	102,452
Other depreciation and amortization	1,220	1,387	2,454	2,705
Interest and related amortization	32,200	36,037	63,336	69,580
Income tax benefit	—	—	—	(239)
Loss on sale of real estate and impairment, net	683	—	683	—
Adjustments to our share of EBITDAre of unconsolidated joint ventures	2,501	2,027	4,608	3,907
EBITDAre	170,544	170,502	368,118	371,215
Transaction/pursuit costs and other	—	—	—	383
Insurance proceeds due to catastrophic weather events, net	(593)	(6,170)	(593)	(21,013)
Adjusted EBITDAre	$169,951	$164,332	$367,525	$350,585

CORE. The Core properties include properties we owned and operated during all of 2024 and 2025. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties in 2025 include properties that were not owned and operated during all of 2024 and 2025, including six properties in Florida impacted by Hurricane Ian and two properties in California that were impacted by storm and flooding events. The 2025 guidance reflects Non-Core properties in 2025, which includes properties not owned and operated during all of 2024 and 2025.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

2Q 2025 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

FORWARD-LOOKING NON-GAAP MEASURES. The following table reconciles Net Income per Common Share - Fully Diluted guidance to FFO per Common Share and OP Unit - Fully Diluted guidance and Normalized FFO per Common Share and OP Unit - Fully diluted guidance:

(Unaudited)	Third Quarter 2025	Full Year 2025
Net income per Common Share	$0.46 to $0.52	$1.94 to $2.04
Depreciation and amortization	0.27	1.06
FFO per Common Share and OP Unit - Fully Diluted	$0.72 to $0.78	$3.01 to $3.11
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.72 to $0.78	$3.01 to $3.11
This press release includes certain forward-looking information, including Core and Non-Core Income from property operations, excluding property management, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP, where we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This includes, for example, (i) scheduled or implemented rate increases on community, resort and marina sites; (ii) scheduled or implemented rate increases in annual payments under membership subscriptions; (iii) occupancy changes; (iv) costs to restore property operations and potential revenue losses following storms or other unplanned events; and (v) other nonrecurring/unplanned income or expense items, which may not be within our control, may vary between periods and cannot be reasonably predicted. These unavailable reconciling items could significantly impact our future financial results.

2Q 2025 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.